                                                                      EXHIBIT 20

Chase Bank, Trustee                        Determination Date:         04-Mar-02
Manufactured Housing Contracts             Remittance Date:            07-Mar-02
Senior/Subordinated Pass-Through
Certificates Series 2002 A                 For the Period Ended:       25-Feb-02
                                           Lock-Out Date:                 Mar-07

Information for Clauses (a) through (s), Section 7.01 -
                                                                       Class I A-1     Class I A-2     Class I A-3     Class I A-4
  (a) Class I A and Class I B Distribution Amounts                    2,538,067.03      241,783.35      153,733.65      274,380.98

  (b) Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                       399,007.37
      (b) Partial Prepayments Received                                  423,353.04
      (c) Principal Payments in Full (Scheduled Balance)              1,684,032.80
      (d) Liquidated Contract Scheduled Balance                               0.00
      (e) Section 3.05 Purchase Scheduled Balance                             0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)              0.00
                                                                      ------------   -------------   -------------   -------------
Total Principal Distribution                                          2,506,393.21            0.00            0.00            0.00

  (c) Interest Distribution                                              31,673.82      241,783.35      153,733.65      274,380.98
      Unpaid Interest Shortfall                                               0.00            0.00            0.00            0.00
                                                                     -------------   -------------   -------------   -------------
Total Interest Distribution                                              31,673.82      241,783.35      153,733.65      274,380.98

  (d) Beginning Class I A and Class I B Principal Balance            63,626,000.00   60,826,000.00   33,061,000.00   50,733,000.00
      Less: Principal Distribution                                    2,506,393.21            0.00            0.00            0.00
                                                                     -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance                61,119,606.79   60,826,000.00   33,061,000.00   50,733,000.00

  (e) Fees Due Servicer
      Monthly Servicing Fee                                             262,141.76         (h)         Pool Factor
      Section 8.06 Reimbursement Amount                                       0.00     Class I A-1      0.96060741
      Section 6.02 Reimbursement Amount                                       0.00     Class I A-2      1.00000000
      Reimburseable Fees                                                      0.00     Class I A-3      1.00000000
                                                                     -------------     Class I A-4      1.00000000
 Total Fees Due Servicer                                                262,141.76     Class I A-5      1.00000000
                                                                                       Class I M-1      1.00000000
                                                                                       Class I B-1      1.00000000
                                                                                       Class I B-2      1.00000000


Information for Clauses (a) through (s), Section 7.01 -
                                                                          Class I A-5     Class I M-1   Class I B-1    Class I B-2
  (a) Class I A and Class I B Distribution Amounts                          59,557.17       59,724.93     51,526.80     102,255.30

  (b) Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                        -------------   -------------  ------------  -------------
Total Principal Distribution                                                     0.00            0.00          0.00           0.00

  (c) Interest Distribution                                                 59,557.17       59,724.93     51,526.80     102,255.30
      Unpaid Interest Shortfall                                                  0.00            0.00          0.00           0.00
                                                                        -------------   -------------  ------------  -------------
Total Interest Distribution                                                 59,557.17       59,724.93     51,526.80     102,255.30

  (d) Beginning Class I A and Class I B Principal Balance               10,066,000.00   10,066,000.00  8,808,000.00  14,470,089.00
      Less: Principal Distribution                                               0.00            0.00          0.00           0.00
                                                                        -------------   -------------  ------------  -------------
      Remaining Class A and Class B Principal Balance                   10,066,000.00   10,066,000.00  8,808,000.00  14,470,089.00

  (e) Fees Due Servicer
      Monthly Servicing Fee                                          Original Balance          Rate
      Section 8.06 Reimbursement Amount                                 63,626,000.00         1.9913%
      Section 6.02 Reimbursement Amount                                 60,826,000.00         4.7700%
      Reimburseable Fees                                                33,061,000.00         5.5800%
                                                                        50,733,000.00         6.4900%
 Total Fees Due Servicer                                                10,066,000.00         7.1000%
                                                                        10,066,000.00         7.1200%
                                                                         8,808,000.00         7.0200%
                                                                        14,470,089.00         8.4800%

Information for Clauses (a) through (s), Section 7.01 -

  (a) Class I A and Class I B Distribution Amounts

  (b) Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

Total Principal Distribution
                                                                      974,636.00
  (c) Interest Distribution                                         1,490,535.15                                         0.00
      Unpaid Interest Shortfall

Total Interest Distribution
                                                                                             When                  VMF SPC
  (d) Beginning Class I A and Class I B Principal Balance                                      249,149,695.79
      Less: Principal Distribution                                  2,506,393.21             is less than
                                                                                               251,656,089.00
      Remaining Class A and Class B Principal Balance                                                    0.10
                                                                                                25,165,608.90
  (e) Fees Due Servicer                                                                      We can prepay
      Monthly Servicing Fee                                                           Rate
      Section 8.06 Reimbursement Amount                                Class A-1    1.991%      63,626,000.00       1,266,953
      Section 6.02 Reimbursement Amount                                Class A-2    4.770%      60,826,000.00       2,901,400
      Reimburseable Fees                                               Class A-3    5.580%      33,061,000.00       1,844,804
                                                                       Class A-4    6.490%      50,733,000.00       3,292,572
 Total Fees Due Servicer                                               Class A-5    7.100%      10,066,000.00         714,686
                                                                       Class A-6    7.120%      10,066,000.00         716,699
                                                                       Class B-1    7.020%       8,808,000.00         618,322
                                                                       Class B-2    8.480%      14,470,089.00       1,227,064

                                                                                               251,656,089.00      12,582,499  5.00%

Chase Bank, Trustee                        Determination Date:         04-Mar-02
Manufactured Housing Contracts             Remittance Date:            07-Mar-02
Senior/Subordinated Pass-Through
Certificates Series 2002 A                 For the Period Ended:       25-Feb-02
                                           Lock-Out Date:                 Mar-07

                                                                     Unpaid                                                Unpaid
                                                       No. of       Principal      Delinquency as of          No. of     Principal
 (f) Delinquency as of the Due Period                 Contracts      Balance       Calendar Month End        Contracts    Balance
        31-59 Days Delinquent                            38         1,433,547    31-59 Days Delinquent          27         989,639
        60-89 Days Delinquent                            11           407,681    60-89 Days Delinquent           7         272,159
        90+ Days Delinquent                               0                 0    90+ Days Delinquent             0               0

     3-Month Avg Thirty-Day Delinquency Ratio   0.25%                            3-Month Avg Thirty-Day Delinquency Ratio     0.17%
     3-Month Avg Sixty-Day Delinquency Ratio    0.05%                            3-Month Avg Sixty-Day Delinquency Ratio      0.04%


 (g) Section 3.05 Repurchases                                            0.00

 (i) Class R Distribution Amount                                   515,899.15             Acquisition Loss Amount
     Repossession Profits                                                0.00
                                                                                 Current Month Acquisition Loss Amount           0
 (j) Principal Balance of Contracts in Repossession                      0.00    Cumulative Acquisition Loss Amount              0

 (k) Aggregate Net Liquidation Losses                                    0.00    Current Realized Loss Ratio                     0
                                                                                 Cumulative Realized Loss Ratio               0.00%
 (l) (x) Class B-2 Formula Distribution Amount                     102,255.30
     (y) Remaining Amount Available                                618,154.45
                                                                -------------
     Amount of (x) over (y)                                              0.00

 (m) Class B-2 Liquidation Loss Amount                                   0.00

 (n) Guarantee Payment                                                   0.00

 (o) Unadvanced Shortfalls                                               0.00

                                                        No.     $
 (p) Units repossessed                                   0               0.00

 (q) Principal Prepayments paid                                  2,107,385.84

 (r) Scheduled Principal Payments                                  399,007.37

 (s) Weighted Average Interest Rate                                     10.19%

Chase Bank, Trustee                        Determination Date:         04-Mar-02
Manufactured Housing Contracts             Remittance Date:            07-Mar-02
Senior/Subordinated Pass-Through
Certificates Series 2002 A                 For the Period Ended:       25-Feb-02
                                           Lock-Out Date:                 Mar-07

             Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt           3,911,712.94
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st       564,501.93

(ii)  Monthly Advance made                                                       0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                          321.37
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                      0.00

(v)   Principal due Holders                                                      0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                          186,986.80
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                     30,479.32

(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                     0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                       0.00
   (iii) Monthly Servicing Fee                                             262,141.76
   (iv)  Reimburseable Liquidation Expenses                                      0.00
   (v)   Section 6.04 (c) reimbursement                                          0.00
   (vi)  Section 8.06 reimbursement                                              0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                   0.00

Total Due Servicer                                                         262,141.76

Available Distribution Amount-Vanderbilt                                 3,462,905.75
Available Distribution Amount-SubServicer-21st                             534,022.61

To Class A and B                                                         3,481,029.21

Monthly Excess Cashflow                                                    515,899.15

Weighted Average Remaining Term (months)                                       224.00

         Scheduled Balance Computation

         Prior Month Balance                                           251,656,089.00


         Current Balance                      249,144,402.97
                   Adv Principal                   44,833.17
                   Del Principal                   39,540.35
         Pool Scheduled Balance                                        249,149,695.79


         Principal Payments in Full             1,684,032.80
         Partial Prepayments                      423,353.04

         Scheduled Principal                      399,007.37

         Collateral Balance                                            249,144,402.97